Exhibit 2.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), dated as of April 20, 2007, is made between New Plan Excel Realty Trust, Inc., a Maryland corporation (“Assignor”), and Super IntermediateCo LLC, a Maryland limited liability company (“Assignee”).

WHEREAS, on the date hereof, pursuant to an Agreement and Plan of Merger, dated as of February 27, 2007 (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among Assignor, Excel Realty Partners, L.P., a Delaware limited partnership, Assignee, Super MergerSub Inc., a Maryland corporation (“MergerSub”), and Super DownREIT MergerSub LLC, a Delaware limited liability company, MergerSub was merged with and into Assignor, with Assignor surviving as a wholly owned subsidiary of Assignee;

WHEREAS, as contemplated by Section 2.12 of the Merger Agreement, the parties are entering into this Assignment to set forth the terms and conditions pursuant to which Assignor is assigning to Assignee all of the assets of Assignor and Assignee is assuming all of the liabilities of Assignor; and

WHEREAS, the parties hereto desire to effectuate such an assignment and assumption to implement the Assignor’s Plan of Liquidation (the “Plan”), attached hereto as Exhibit A, and approved and adopted by the unanimous written consent of the Board of Directors of Assignor.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.             Assignment.  Assignor does hereby unconditionally, absolutely and irrevocably sell, transfer, convey, assign, delegate, set over and deliver (or cause to be sold, transferred, conveyed, assigned, delegated, set over and delivered) to Assignee all of Assignor’s right, title, benefits, privilege and interest in, to and under all of the assets, properties (whether real property or personal property and whether tangible or intangible property), leases, rents, contracts, agreements, documents, letters, correspondence, files, notes, instruments, guaranties, indemnities, plans, drawings, permits, governmental authorizations, contracts, surveys, site plans, engineering reports, soil and environmental studies, construction and manufacturer warranties and any and all other rights of Assignor, including without limitation, the interests and securities listed on Annex I hereto (collectively, the “Assets and Agreements”).

2.             Acceptance and Assumption.  Subject to the terms and conditions of this Assignment, Assignee hereby accepts this Assignment and the rights granted herein and expressly assumes, and agrees to pay, perform and discharge, and indemnify and hold Assignor harmless against, all debts, obligations, liabilities, contracts and obligations of every kind, character or description of Assignor, whether known or unknown, accrued, absolute, contingent or otherwise (the “Assumed Liabilities”).

3.             Effective Time.  The transactions contemplated by this Assignment shall be effective as of the date hereof.

4.             Best Efforts.  From time to time at or after the date hereof, each of the parties to this Assignment shall cooperate and use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated herein, including, but not limited to, executing and delivering, or causing to be executed and delivered, such other documents as may be reasonably necessary to effectuate the transactions contemplated by this Assignment, including, without limitation, deeds to real property.

5.             Governing Law.  This Assignment shall be governed by the laws of the State of Maryland, without regard to the principles of conflicts of law thereof.

6.             Counterparts.  This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.             Third Party Beneficiary.  This Assignment may be relied upon by all third parties to the Assumed Liabilities and the Assets and Agreements and such third parties shall be third party beneficiaries of Assignee’s obligations with respect to the Assumed Liabilities and such third parties may enforce such Assumed Liabilities against Assignee.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the date first above written.

ASSIGNOR:

NEW PLAN EXCEL REALTY TRUST, INC., a Maryland corporation

By:	/s/ John Hutchinson
Name:	John Hutchinson
Title:	Secretary

ASSIGNEE:

SUPER INTERMEDIATECO LLC, a Maryland limited liability company

By:	/s/ John Hutchinson
Name:	John Hutchinson
Title:	Secretary

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Annex I

Interests and Securities Owned by Assignor

Legal Entity Name	Jurisdiction	Ownership
Avion Service, LLC	PA	100%
CA New Plan Asset Partnership IV, LP	DE	100%
CA New Plan Asset, LLC	DE	100%
CA New Plan Fixed Rate Partnership, LP	DE	100%
CA New Plan Fixed Rate SPE, LLC	DE	100%
CA New Plan III	MD REIT	100%
CA New Plan IV	MD REIT	100%
CA New Plan Management, LLC	DE	100%
CA New Plan Merchants Crossings Partnership, LP	DE	100%
CA New Plan Merchants Crossing SPE, LLC	DE	100%
CA New Plan Texas Assets, LLC	DE	100%
CA New Plan Texas Assets, L.P.	DE	100%
CA New Plan V	MD REIT	100%
CA New Plan Venture Partner	MD REIT	100%
CA New Plan VI	MD REIT	100%
Clearwater Mall, LLC	DE	100%
ERP Australian Member, LLC	DE	100%
ERP EastChase, LLC	DE	100%
ERP Financing, LLC	DE	100%
ERP Fox Run, LLC	DE	100%
ERP Hillcrest, LLC	DE	100%
ERP Mingo Marketplace, LLC	DE	100%
ERP Nevada, LLC	DE	100%
ERP New Britain GP, LLC	DE	100%
ERP New Britain Holdings, LP	DE	100%
ERP New Britain Limited Partnership	DE	100%
ERP New Britain Mezz GP, LLC	DE	100%
ERP New Britain Property Owner, LP	DE	100%
ERP of Midway, LLC	DE	100%
ERPF, LLC	DE	100%
ERT CIC, LLC	DE	100%
ERT 163rd Street Mall, LLC	DE	100%
ERT AusMgt GP, LLC	DE	100%
ERT AusMgt LP Corp	DE	100%
ERT Australian Management, LP	DE	100%
ERT Development Corp.	DE	100%
ERT Pointe Orlando, Inc.	NY	100%
ERT Southland LLC	DE	100%
Excel Realty Partners, LP	DE	100%

Legal Entity Name	Jurisdiction	Ownership
Excel Realty - PA, LLC	DE	100%
Excel Realty Trust - NC	NC	100%
Excel Realty Trust - ST, LLC	DE	100%
HK New Plan ERP Property Holdings, LLC	DE	100%
HK New Plan Covered Sun, LLC	DE	100%
HK New Plan Alexis Park GP, LLC	DE	100%
HK New Plan Alexis Park, LP	DE	100%
HK New Plan Arvada Plaza, LLC	DE	100%
HK New Plan Exchange Property Holdings I, LLC	DE	100%
HK New Plan Exchange Property Holdings III, LLC	DE	100%
HK New Plan Exchange Property Holdings IV, LLC	DE	100%
HK New Plan Exchange Property Owner I, LLC	DE	100%
HK New Plan Exchange Property Owner II, LP	DE	100%
HK New Plan Exchange Property Owner III, LLC	DE	100%
HK New Plan Exchange Property Owner IV, LLC	DE	100%
HK New Plan Festival Center (IL), LLC	DE	100%
HK New Plan Hunt River Commons, LLC	DE	100%
HK New Plan Karl Plaza GP, LLC	DE	100%
HK New Plan Karl Plaza, LP	DE	100%
HK New Plan Lexington Town Square, LLC	DE	100%
HK New Plan Lower Tier OH, LLC	DE	100%
HK New Plan Macon Chapman QRS LP, LLC	DE	100%
HK New Plan Macon Chapman TRS GP Company	DE	100%
HK New Plan Macon Chapman, LP	DE	100%
HK New Plan Marwood Sunshine Cheyenne, LLC	DE	100%
HK New Plan Merchants Crossing, LLC	DE	100%
HK New Plan Mid Tier OH, LP	DE	100%
HK New Plan OH TRS, Inc.	DE	100%
HK New Plan Olympia Corners, LLC	DE	100%
HK New Plan Skyway Plaza, LLC	DE	100%
HK New Plan STH Lower Tier, LLC	DE	100%
HK New Plan STH Mid Tier I, LLC	DE	100%
HK New Plan STH Mid Tier II, LLC	DE	100%
HK New Plan STH Upper Tier I, LLC	DE	100%
HK New Plan STH Upper Tier II Company	MD REIT	100%
HK New Plan University IV, LLC	DE	100%
HK New Plan Vineyards GP, LLC	DE	100%
HK New Plan Vineyards, LP	DE	100%
NC Properties #1, LLC	DE	100%
NC Properties #2, LLC	DE	100%
New Plan Acquisition Company, LLC	DE	100%
New Plan Australian Management, LP	DE	100%
New Plan Australian Member, LLC	DE	100%

Legal Entity Name	Jurisdiction	Ownership
New Plan Baybrook Management Company, LLC	DE	100%
New Plan Baybrook Partner, LLC	DE	100%
New Plan Cedar Plaza, LLC	DE	100%
New Plan Cinnaminson Urban Renewal, LLC	NJ	100%
New Plan Conyers Crossroads Management Company II, LLC	DE	100%
New Plan Conyers Crossroads Management Company, LLC	DE	100%
New Plan Creekwood SC, LLC	DE	100%
New Plan Cummings Management Company, LLC	DE	100%
New Plan Cummings Partner, LLC	DE	100%
New Plan Disbursing, LLC	DE	100%
New Plan Doverama, LLC	DE	100%
New Plan DRP Trust	MD REIT	100%
New Plan East Cherokee Management Company, LLC	DE	100%
New Plan EastChase Management Company, LLC	DE	100%
New Plan Eastlake SC, LLC	DE	100%
New Plan Eisenhower Square SC, LLC	DE	100%
New Plan ERP Limited Partner Company	MD REIT	100%
New Plan ERT HD Florida, LLC	DE	100%
New Plan ERT HD Louisiana, LLC	DE	100%
New Plan ERT HD Ohio, LLC	DE	100%
New Plan ERT Tyrone Gardens, LLC	DE	100%
New Plan Financing I, LLC	DE	100%
New Plan Florida Holdings, LLC	DE	100%
New Plan Flowery Branch Management Company, LLC	DE	100%
New Plan Hampton Village, LLC	DE	100%
New Plan Hickory Hollow Member, LLC	DE	100%
New Plan Hickory Hollow Owner, LLC	DE	100%
New Plan Hickory Property Manager, LLC	DE	100%
New Plan Institutional Retail Partner II, LLC	DE	100%
New Plan Institutional Retail Partner, LLC	DE	100%
New Plan Lake Grove Management Company, LLC	DE	100%
New Plan Maryland Holdings	DE	100%
New Plan Memphis Commons, LLC	DE	100%
New Plan Meridian Management Company, LLC	DE	100%
New Plan Midway Village SC, LLC	DE	100%
New Plan Montecito Marketplace Phase I Management Company, LLC	DE	100%
New Plan MP Management, LLC	DE	100%
New Plan New Chastain Corners SC, LLC	DE	100%

Legal Entity Name	Jurisdiction	Ownership
New Plan New London Management Company, LLC	DE	100%
New Plan NPK Management I, LLC	DE	100%
New Plan NPK Redevelopment I, LLC	DE	100%
New Plan of Arlington Heights, LLC	DE	100%
New Plan of Cinnaminson, Inc	DE	100%
New Plan of Cinnaminson, LP	DE	100%
New Plan of Elk Grove, LLC	DE	100%
New Plan of Fashion Corners, LLC	DE	100%
New Plan of Fashion Place, LLC	DE	100%
New Plan of Hillside Village, LLC	DE	100%
New Plan of Illinois LLC	DE	100%
New Plan of Laurel Mall, LLC	DE	100%
New Plan of Michigan Member, LLC	DE	100%
New Plan of Michigan, LLC	DE	100%
New Plan of New Garden, LLC	DE	100%
New Plan of Silver Pointe, LLC	DE	100%
New Plan of Tennessee, LLC	DE	100%
New Plan of Tinton Falls, LLC	DE	100%
New Plan of West Ridge, LLC	DE	100%
New Plan Pennsylvania Holdings, LLC	DE	100%
New Plan Property Holding Company	DE	100%
New Plan Quail Springs Management Company, LLC	DE	100%
New Plan Realty of Alabama, LLC	AL	100%
New Plan Realty Trust, LLC	MA	100%
New Plan Riverplace Management Company, LLC	DE	100%
New Plan Rolling Meadows Management Company, LLC	DE	100%
New Plan Skytop Pavilion Management Company, LLC	DE	100%
New Plan Sweetwater Village, LLC	DE	100%
New Plan Tenaya Village Management Company, LLC	DE	100%
New Plan Tift-Town, LLC	DE	100%
New Plan Tyrone Gardens Management Co., LLC	DE	100%
New Plan Victory Square, LLC	DE	100%
New Plan Village of Southlake, LLC	DE	100%
New Plan Wakefield Commons Management Company, LLC	DE	100%
New Plan Westgate-Dublin, LLC	DE	100%
New Plan Westgate Management Company, LLC	DE	100%
New Plan Westgate Partners, LLC	DE	100%
New Plan Westpark Management Company II, LLC	DE	100%

Legal Entity Name	Jurisdiction	Ownership
New Plan Westpark Management Company, LLC	DE	100%
NP AusMgt GP LLC	DE	100%
NP AusMgt LP, LLC	DE	100%
NP of Tennessee, LP	DE	100%
NPHV, LLC	DE	100%
NPTN, Inc.	DE	100%
Pointe Orlando Development Company	CA	100%
Red Zone Development, LLC	DE	100%

Exhibit A

PLAN OF LIQUIDATION

This Plan of Liquidation (this “Plan”) of New Plan Excel Realty Trust, Inc., a Maryland corporation (the “Corporation”), is intended to accomplish the complete liquidation and dissolution of the Corporation in accordance with the requirements of the Maryland General Corporation Law (the “MGCL”) and Section 2.12 of the Agreement and Plan of Merger, dated as of February 27, 2007 (the “Merger Agreement”), by and among the Corporation, Excel Realty Partners, L.P., a Delaware limited partnership, Super IntermediateCo LLC, a Maryland limited liability company (“Parent”), Super MergerSub Inc., a Maryland corporation and wholly owned subsidiary of Parent, and Super DownREIT MergerSub LLC, a Delaware limited liability company and wholly owned subsidiary of Parent, and provides as follows:

1.                                       Effective Date.  The effective date of this Plan (the “Effective Date”) shall be the date the Action by Unanimous Written Consent of the Board of Directors of the Corporation to which this Plan is attached as an exhibit is adopted in accordance with the MGCL and the Bylaws of the Corporation.

2.                                       Liquidation.  On and after the Effective Date, the Corporation shall not engage in any business activities, except to the extent necessary for preserving the values of the Corporation’s assets, winding up its business and affairs, discharging and paying all of the Corporation’s liabilities and distributing the Corporation’s assets to its stockholders in accordance with the Plan and the charter of the Corporation (the “Charter”).

3.                                       Distribution of Assets; Provisions for Liabilities.  As promptly as practicable on or after the Effective Date:

(a)                                  In the discretion of the Board, the Corporation shall pay or discharge or set aside funds reasonably likely to be sufficient to pay for, or otherwise provide for the payment or discharge of, any liabilities and obligations of the Corporation.

(b)                                 After provision for all debts and other reserves as contemplated by paragraph 3(a) above, the Corporation shall first distribute to the holders of the 7.80% Series D Cumulative Voting Step-Up Premium Rate Preferred Stock, par value $.01 per share (the “Series D Preferred Stock”), of the Corporation, and to the holders of the 7.625% Series E Cumulative Redeemable Preferred Stock, par value $.01 per share (the “Series E Preferred Stock”), of the Corporation, in cash, the amount of $500 for each share of Series D Preferred Stock and the amount of $250 for each share of Series E Preferred Stock, plus an amount equal to all accrued and unpaid dividends for each such share to the date fixed for distribution (the “Payment Date”), which Payment Date shall be set by any officer of the Corporation, and which Payment Date will not be less than 30 nor more than 60 days from the date of the Notice of such payment sent to the holders of the Series E Preferred Stock on or about March 12, 2007.

(c)                                  Following the distributions contemplated by paragraph 3(b) above, all of the remaining assets of the Corporation shall be conveyed, assigned, transferred and delivered to Parent, the sole holder of the common stock, $.01 par value per share, of the Corporation (the “Common Stock”), and pursuant to the Assignment and Assumption Agreement annexed hereto as Annex A (the “Assignment and Assumption Agreement”), in exchange for (i) all the outstanding Common Stock held by Parent and (ii) Parent’s agreement to assume, pay, perform and discharge, and indemnify and hold the Corporation harmless against, all debts, obligations and liabilities, contracts and obligations of every kind, character or description of the Corporation, whether known or unknown, accrued, absolute, contingent or otherwise.

4.                                       Submission of Dissolution to Stockholders.  The proper officers of the Corporation shall submit for approval to Parent, as the sole stockholder of the Corporation entitled to vote thereon as of the close of business on the first business date after the Payment Date (the “Record Date”), the dissolution of the Corporation in accordance with Subtitle 4 of Title 3 of the MGCL (the “Dissolution”).

5.                                       Form 966; Notice to Creditors.  The proper officers of the Corporation, or directors of the Corporation, shall (i) within 30 days after the Effective Date, file Form 966 with the Internal Revenue Service, together with certified copies of the Board’s resolutions advising and approving the Plan; and (ii) at least 20 days prior to filing the articles of dissolution contemplated in Paragraph 7 hereof, mail notice to all known creditors of the Corporation, if any, at their respective addresses shown on the records of the Corporation as well as all employees of the Corporation, if any, either at their home addresses as shown on the records of the Corporation, or at their business address, that the dissolution of the Corporation has been approved (alternatively, the Board may determine that the Corporation has no employees or known creditors).

6.                                       Cancellation of Outstanding Shares of Stock.  Subject to Section 9 below and the Charter, the distributions contemplated by Section 3 above shall be in complete liquidation of the Corporation and in cancellation of all issued and outstanding shares of stock, and all certificates representing such issued and outstanding shares of stock shall thereupon be cancelled.  The Board may make such provisions as it deems appropriate regarding the cancellations, in connection with the making of distributions hereunder, of certificates representing the outstanding shares of stock.

7.                                       Powers of Board and Officers.  The directors and officers of the Corporation are authorized to make, execute and deliver such agreements, conveyances, assignments, transfers, certificates or other documents and take such other action as the directors and officers of the Corporation deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Corporation in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and the MGCL, including, without limitation, filing, when appropriate, Articles of Dissolution with the State Department of Assessments and Taxation of Maryland in accordance with the MGCL and preparing and filing all tax returns required to be filed in order to implement the Plan.

8.                                       Expenses.  The expenses of carrying out the terms of this Plan shall be borne by the Corporation, whether or not the liquidation contemplated by this Plan is effected.

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9.                                       Termination.  Notwithstanding approval of the Dissolution by Parent, as the sole stockholder entitled to vote thereon, the Board may modify or amend the Plan without further action by such stockholder to the extent permitted under then current law.

10.                                 Tax Matters.  The intent of this Plan is to liquidate all of the assets of the Corporation pursuant to Section 562(b)(1)(B) of the Code.  This Plan is intended to constitute a plan of liquidation for purposes of Section 562(b)(1) of the Code and shall be interpreted and applied consistently therewith.

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